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                                EXHIBIT 23(E)

                    CONSENT OF TUCKER ANTHONY INCORPORATED

                                   CONSENT


November 20, 1996

The Colonial BancGroup, Inc.
One Commerce Street, Suite 800
Motgomery, AL  36104



Gentlemen:

Tucker Anthony Incorporated hereby consents to the inclusion of our fairness opinion letter to the Board of Directors of Jefferson Bancorp, Inc. under the headings "Approval of the Merger - Opinion of Financial Advisor," of the Prospectus forming a part of the Colonial BancGroup Inc. Form S-4 registration statement relating to the merger of Jefferson Bancorp, Inc. with and into Colonial BancGroup, Inc.

Sincerely,


Tucker Anthony Incorporated


By:   /s/ Gregory W. Benning
   -------------------------
   Gregory W. Benning
   Senior Vice President




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